UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	46-1160142
(State of incorporation or organization) 1499 Bayshore Highway, Suite 226 Burlingame, California (Address of principal executive offices)	(I.R.S. Employer Identification No.) 94010 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $0.0001 per share	Name of each exchange on which each class is to be registered The NASDAQ Stock Market LLC
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-192242

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.
The description of the common stock, par value $0.0001 per share, of Kindred Biosciences, Inc., a Delaware corporation (the “Registrant”), being registered pursuant to this Form 8-A that is set forth under the heading “Description of Capital Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-192242), as initially filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2013, and as subsequently amended (the “Registration Statement”), is incorporated by reference into this Form 8-A. Any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this Form 8-A.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed with this Form 8-A because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered pursuant to this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KINDRED BIOSCIENCES, INC.
Date: December 6, 2013	By: /s/ Richard Chin, M.D. Richard Chin, M.D. President and Chief Executive Officer